As filed with the Securities and Exchange Commission on September 9, 2005
                                                           Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                -----------------

                        RUSH FINANCIAL TECHNOLOGIES, INC.
             (Exact name of the Company as specified in its charter)


                  Texas                                        75-2375969
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                     Identification No.)

                                -----------------

                 13355 Noel Road, Suite 300, Dallas, Texas 75240
                    (Address of principal executive offices)

                                -----------------

                            LONG-TERM INCENTIVE PLAN

                                -----------------

                              D.M. Rusty Moore, Jr.
                        Rush Financial Technologies, Inc.
                           13355 Noel Road, Suite 300
                               Dallas, Texas 75240
                     (Name and address of agent for service)

                                 (972) 450-6000
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                                  Kevin Woltjen
                                Woltjen Law Firm
                      4144 N. Central Expressway, Suite 410
                               Dallas, Texas 75204


                         CALCULATION OF REGISTRATION FEE

--------------------------- ---------------- -------------------- -------------------- ------------------
                                               Proposed Maximum     Proposed Maximum
 Title of Securities to be   Amount to be     Offering Price per   Aggregate Offering      Amount of
         Registered          Registered (1)         Share (2)             Price         Registration Fee
--------------------------- ---------------- -------------------- -------------------- ------------------
Common Stock, $0.01            2,252,274            $0.215              $484,238            $56.99
--------------------------- ---------------- -------------------- -------------------- ------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices for the Company's common stock as reported within five business days prior to the date of this filing.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the "Registration Statement") is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Certain Documents by Reference.
             -----------------------------------------------

         The following documents previously or concurrently filed by Rush Financial Technologies, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 (the "Annual Report") filed by the Company (SEC File No. 000-24057) under the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4.      Description of Securities.
             -------------------------

         The description of the Company's Common Stock set forth under the caption "Description of Securities" at page 35 of the Company's Form SB-2, filed with the Commission on May 4, 2004, is hereby incorporated by reference.

Item 5.      Interests of Named Experts and Counsel.
             --------------------------------------

         Not applicable.

Item 6.      Indemnification of Directors and Officers.
             -----------------------------------------

         The Company's Articles of Incorporation provide that no director of the Company will be personally liable to the Company or any of its shareholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

         Pursuant to the Texas Business Corporation Act (the "Act"), every Texas corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply. The Company's Articles of Incorporation contain provisions authorizing it to indemnify its officers and directors to the fullest extent permitted by the Act.

Item 7.      Exemption from Registration Claimed.
             -----------------------------------

         Not Applicable.

Item 8.      Exhibits.
             --------

                   4.1 Long-Term Incentive Plan (Incorporated by reference from the Company's Schedule 14A, File No. 000-24057, filed on May 12, 2005.)

                   5.1    Opinion of Woltjen Law Firm

                  23.1    Consent of KBA Group, LLP

                  23.2    Consent of Woltjen Law Firm (Included in Exhibit 5.1)

                  24.1 Power of Attorney (included in the signature page to this Registration Statement)

Item 9.      Undertakings.
             ------------

         (a)      undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 9, 2005.

                                 RUSH FINANCIAL TECHNOLOGIES, INC.



                                 By:  /s/ D. M. (Rusty) Moore, Jr.
                                    --------------------------------------------
                                      D. M. (Rusty) Moore, Jr., President,
                                      Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature to the registration statement appears below hereby appoints D. M. (Rusty) Moore, Jr. and Randy Rutledge, and each of them, such person's attorney-in-fact with full power to act alone, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign on such person's behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this registration statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

Name                            Office                             Date
----                            ------                             ----

/s/ D. M. (Rusty) Moore, Jr.    Chairman, Chief Executive          Sept. 9, 2005
----------------------------    Officer, Director and President
D. M. (Rusty) Moore, Jr.        (Principal Executive Officer)


/s/ Randy Rutledge              Chief Financial Officer            Sept. 9, 2005
---------------------------     (Principal Financial Officer)
Randy Rutledge

/s/ Charles B. Brewer           Director                           Sept. 9, 2005
---------------------------
Charles B. Brewer

/s/ Russell N. Crawford         Director                           Sept. 9, 2005
---------------------------
Russell N. Crawford

/s/ Gayle C. Tinsley            Director                           Sept. 9, 2005
---------------------------
Gayle C. Tinsley

/s/ Stephen B. Watson           Director                           Sept. 9, 2005
---------------------------
Stephen B. Watson

                        RUSH FINANCIAL TECHNOLOGIES, INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

EXHIBIT NO.    DESCRIPTION
-----------    -----------

    4.1 Long-Term Incentive Plan (Incorporated by reference from the Company's Schedule 14A, File No. 000-24057, filed on May 12, 2005.)

    5.1        Opinion of Woltjen Law Firm

   23.1        Consent of KBA Group, LLP

   23.2        Consent of Woltjen Law Firm (included in Exhibit 5.1)

   24.1 Power of Attorney (included in the signature page to this Registration Statement)